Exhibit 10.2

Fiscal Year 2005
Executive Bonus Agreement
Pursuant to the 2003 Performance Award Plan
July 1, 2004 — June 30, 2005

Name: [Insert Name]                      Title: [Insert Job Title]

Effective Date: July 1, 2004

Target Bonus: [Insert Target %] of Annual Base Salary            Employee ID: [Insert ID]

Annual Base Salary: [Insert Annual Base Salary]

This bonus plan and this specific employee’s participation were approved by the Board of Directors of Corinthian Colleges, Inc. (the “Company”). It covers the period July 1, 2004 through June 30, 2005. Any deviation from the provisions of the bonus plan, as stated below, must be specifically approved by the Company’s Board of Directors.

The employee is eligible to earn a bonus payment, as described below, so long as the employee is employed by the Company in the position listed above and so long as this bonus plan remains in effect. The employee will be eligible for bonus consideration only during complete calendar months of the fiscal year in which the employee occupies the bonus eligible position. To determine eligibility for the annual bonus payment, actual Company performance will be measured against the performance goals for the fiscal year covered by this bonus plan.

As in the past, the earned bonus may be paid only if and to the extent that the bonus payment has been accrued by the Company.

To receive any bonus earned under this plan, the employee must be eligible, as stated above, and be employed by the Company at the time of bonus payment. Pro-rated bonus payments will be made only when minimum performance targets have been achieved and only when one of the following occurs:

(A)	Employee enters the bonus eligible position after the fiscal year commences; or

(B)	Eligible employee retires from employment with the Company prior to the end of the fiscal year, having attained age 55 or older at retirement and having provided acceptable advance formal notification to the Company of intention to retire; or

(C)	Other situations expressly approved by the Company’s Board of Directors.

All quarterly and annual bonuses will be paid within 90 days of the end of the fiscal year. All bonuses will be calculated based on the base salary in effect at the end of the fiscal year.

If a pro-rated bonus payment is granted, the amount of bonus paid will be calculated based on the number of complete calendar months the employee occupied the bonus eligible position during the fiscal year. For example, with regard to an annual bonus payment, an employee occupying the bonus eligible position for nine and one half calendar months of the fiscal year would receive 75% of the total annual bonus calculated.

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

QUARTERLY AND ANNUAL BONUSES

A.	Introduction. Quarterly bonuses will only be fully earned (1) by achievement of quarterly performance targets, and (2) if specific annual performance targets related to budgeted Earnings Per Share (“EPS”) and Revenue are also achieved. The specific amount of the bonuses actually earned for quarterly performance will be tied to the specific level of annual achievement of EPS and Revenue targets. Thus, if the annual performance is higher or lower than target, but still within the bonus eligibility range as shown on Attachment A, the bonus earned for individual quarterly performance would be reduced or increased based on the same ratios of reduction or increase achieved for the annual portion of the bonus.

For example, if the employee achieved bonus eligibility performance in three quarters and the Company’s annual performance was below target in EPS and Revenue (earning, for example, half of the annual Target Bonus, per the bonus payout schedule), the annual payment for the three earned quarterly bonuses would also be reduced by the same ratio (one half in this example). Conversely, if the annual performance exceeded the annual Target Bonus (earning, for example, 125% of the annual Target Bonus), then the quarterly bonuses earned would also be increased by that same ratio (125%).

B.	Award timing. The bonuses related to quarterly performance targets will not be paid until after the end of the fiscal year, at the same time the annual bonus is paid.

C.	Performance measures and goals. Goals for each performance measure (e.g., Operating Profit, Revenue, etc.) are drawn from the fiscal year 2005 budget.

D.	Size of Awards. The employee’s total target bonus equals [Insert Target %] of the employee’s annual base salary (the “Target Bonus”). This includes [Insert Quarterly Target %] of the annual base salary ([Insert Quarterly Weighting %] of the total Target Bonus) for achievement of all quarterly performance targets and [Insert Annual Target %] of annual base salary ([Insert Annual Target %] of total Target Bonus) for achievement of all annual performance targets by the Company. In addition, overachievement of the annual Company performance goals will entitle the employee to earn additional bonus, as specified below.

If overachievement of performance objectives is achieved, the maximum bonus which may be earned from the sum of all components of this bonus plan is [Insert Maximum %] of annual base salary (150% of total Target Bonus).

E.	Reduction of awards. In the event the employee earns a cumulative bonus equal to more than 125% of the Target Bonus, the Company’s Board of Directors retains the right, in its sole and absolute discretion, to decrease the amount of bonus down to, but to not less than, 125% of the Target Bonus.

F.	Form of awards. Awards may be distributed in the form of cash, Restricted Stock Units (“RSUs”) or Deferred Stock Units (“DSUs”).

1.	Less than or equal to 100% of Target Bonus. Awards up to 100% of Target Bonus will be paid in cash, unless the employee has made a timely deferral election, in

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004- June 30, 2005	[Insert Job Title]

which case the employee may defer up to 90% of the Target Bonus in the form of fully vested DSUs under the Executive Deferral Plan.

2.	Greater than 100% of Target Bonus. If any portion of the actual bonus earned exceeds the Target Bonus, the Company may, at the discretion of the Board of Directors, contribute the excess amount to the employee’s account under the Executive Deferral Plan in the form of an RSU award under the 2003 Performance Award Plan. The RSUs will “vest” at the rate of 25% per year over the next four years after the award date.

G.	Performance Gate. As noted at the bottom of Attachment A, the Company must achieve a minimum of [Insert Performance Gate $] in EPS in Fiscal 2005 for the employee to earn any annual bonus related to Revenue, regardless of actual annual Revenue performance.

Quarterly Bonus Criteria

A.	Size of awards. This portion of the bonus plan for this position provides quarterly bonus payments for successful achievement of one or more of the performance targets. The aggregate amount of bonus attributable to the quarterly performance targets is [Insert Quarterly Weighting %] of the Target Bonus.

B.	Award timing. The bonuses related to quarterly performance targets will not be paid until after the end of the fiscal year, at the same time the annual bonus is paid.

C.	Performance measures and goals. The possible annual summation is listed for illustration purposes only to show the total possible annual summation of quarterly bonuses under the quarterly portion of the bonus plan. All performance targets are stated as Company performance targets.

Possible
	Quarterly	Annual
Performance Target	Bonus	Summation
Achieve Budgeted Bad Debt	[Insert %]	[Insert %]
Achieve Budgeted Operating Profit	[Insert %]	[Insert %]
Achieve Budgeted Revenue	[Insert %]	[Insert %]
Achieve Budgeted Student Attrition	[Insert %]	[Insert %]
Achieve Minimum 85% Student Satisfaction from most recent Student Satisfaction Surveys	[Insert %]	[Insert %]
Total	[Insert %]	[Insert %]

1.	Bad Debt, Student Attrition and Student Satisfaction. If quarterly Budgeted Bad Debt, Budgeted Student Attrition, and a Minimum Score of 85% from the most recent Student Satisfaction Surveys is not achieved, then no bonus will be paid for the respective target (i.e., there will be no pro-rata payment for underachievement).

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

2.	Operating Profit and Revenue. The chart below reflects the pro-rated percentage of Target Bonus available for achievement of Budgeted Operating Profit and Budgeted Revenue each quarter down to 85% of the budget for each performance measure.

	Achieve Minimum 85% (Dollars in Thousands)
	Budgeted Operating Profit						Budgeted Revenue
	Achievement				Awards		Achievement				Awards
% of					% of	Quarterly					% of	Quarterly
Budget					Available	Bonus					Available	Bonus
Achieved	Q1	Q2	Q3	Q4	Bonus	Earned	Q1	Q2	Q3	Q4	Bonus	Earned
100%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	100%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	100%	[Insert %]
99%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	97%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	97%	[Insert %]
98%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	94%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	94%	[Insert %]
97%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	91%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	91%	[Insert %]
96%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	88%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	88%	[Insert %]
95%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	85%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	85%	[Insert %]
94%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	82%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	82%	[Insert %]
93%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	79%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	79%	[Insert %]
92%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	76%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	76%	[Insert %]
91%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	73%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	73%	[Insert %]
90%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	70%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	70%	[Insert %]
89%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	67%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	67%	[Insert %]
88%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	64%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	64%	[Insert %]
87%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	61%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	61%	[Insert %]
86%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	58%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	58%	[Insert %]
85%	[Insert $]	[Insert $]	[Insert $]	[Insert $]	55%	[Insert %]	[Insert $]	[Insert $]	[Insert $]	[Insert $]	55%	[Insert %]

D.	Bonus calculation. Following the end of the plan year, an annual bonus calculation is performed in order to determine the fully earned quarterly bonus. The amount of quarterly bonus that is fully earned is determined by dividing the annual bonus earned by the annual Target Bonus and multiplying this ratio by each quarterly bonus earned for each fiscal quarter. (See Example provided in the Introduction on page 2.)

Annual Bonus Criteria

A.	Introduction. A plan participant may receive an annual bonus payment for achievement of specific performance goals as described below and specified on Attachment A.

B.	Goals. EPS and Revenue for the Company are equal to budgeted EPS and budgeted Revenue for the Company.

C.	Size of awards. Achievement of goals will earn a bonus payment equal to [Insert Annual Target %] of the employee’s annual base salary. The maximum bonus which may be earned under the annual portion of the bonus plan, including overachievement, is 150% of the annual target bonus, or in the case of this specific employee, [Insert Annual Maximum %] of annual base salary, as specified in Attachment A. Refer to Attachment A for the specific bonus payments earned for various levels of performance.

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

GENERAL PROVISIONS

The Company’s Board of Directors reserves the right to adjust bonus plan performance goals upon the occurrence of unusual or extraordinary events. The Company also reserves the right to reduce, suspend, or eliminate the payment of any bonus earned, if significant regulatory and or business practices attributed to the employee are determined to be improper by the Company’s Board of Directors. The Board will also have the right, in its sole and absolute discretion, to reduce, suspend or eliminate the payment of any bonus earned if the Company’s independent auditors find any “significant deficiency” in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act within the employee’s area of functional or operational responsibility.

Nothing in this document is to be construed to guarantee its continuation in this or any future years.

The Company’s Board of Directors of Corinthian Colleges, Inc. will make the final decision regarding any disputed bonus computation or award.

REQUEST FOR SIGNATURE

Please sign and return this document to Corporate Human Resources.

Employee Signature
[Insert Name]

Executive Vice President, Administrative Services
Dennis Devereux

Note:	Original signed plan document must be returned to Corporate Human Resources to implement this bonus plan.

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

Attachment A: Annual Award Payout Schedule

		Annual	Target		Maximum
		Base	as % of	Award	as % of	Award
Job	Employee	Salary	Base Sal.	Payout	Base Sal.	Payout
[Insert Job Title]	[Insert Name]	[Insert $]	[Insert %]	[Insert $]	[Insert %]	[Insert $]

Annual Bonus Overview

		Awards as % of
		Base Salary		Award $
	Weighting
	at Target
Performance Measure	and Max.	Target	Maximum	Target	Maximum
Earnings Per Share (EPS)	60.0%	[Insert %]	[Insert %]	[Insert $]	[Insert $]
Revenue	40.0%	[Insert %]	[Insert %]	[Insert $]	[Insert $]
TOTAL	100.0%	[Insert %]	[Insert %]	[Insert $]	[Insert $]

Annual Award Calculation Table

Earnings Per Share (EPS)
	Actual	Award
	EPS	as % of
	as % of	Target	Award
	Budget	Bonus	Payout
Maximum	106%	90.0%	[Insert $]
	105%	85.0%	[Insert $]
	104%	80.0%	[Insert $]
	103%	75.0%	[Insert $]
	102%	70.0%	[Insert $]
	101%	65.0%	[Insert $]
Target	100%	60.0%	[Insert $]
	99%	50.0%	[Insert $]
	98%	40.0%	[Insert $]
	97%	30.0%	[Insert $]
	96%	20.0%	[Insert $]
	95%	10.0%	[Insert $]
	94%	6.7%	[Insert $]
	93%	6.0%	[Insert $]
	92%	5.3%	[Insert $]
	91%	4.7%	[Insert $]
	90%	4.0%	[Insert $]
	89%	3.3%	[Insert $]
	88%	2.7%	[Insert $]
	< 88%	0.0%	[Insert $]

Revenue
	Actual	Award
	Revenue	as % of
	as % of	Target	Award
	Budget	Bonus	Payout
Maximum	110%	60.0%	[Insert $]
	109%	58.0%	[Insert $]
	108%	56.0%	[Insert $]
	107%	54.0%	[Insert $]
	106%	52.0%	[Insert $]
	105%	50.0%	[Insert $]
	104%	48.0%	[Insert $]
	103%	46.0%	[Insert $]
	102%	44.0%	[Insert $]
	101%	42.0%	[Insert $]
Target	100%	40.0%	[Insert $]
	99%	33.3%	[Insert $]
	98%	26.7%	[Insert $]
	97%	20.0%	[Insert $]
	96%	10.0%	[Insert $]
	95%	5.0%	[Insert $]
	94%	3.6%	[Insert $]
	93%	2.9%	[Insert $]
	92%	2.1%	[Insert $]
	91%	1.4%	[Insert $]
	90%	0.7%	[Insert $]
	< 90%	0.0%	[Insert $]

Note:	The company must achieve at least [Insert Performance Gate $] in Earnings Per Share (EPS) in Fiscal 2005 for the employee to earn any annual bonus related to Revenue, regardless of actual annual Revenue performance.

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